                                                                     EXHIBIT 4.5

                                SECOND AMENDMENT
                                       TO
                                RIGHTS AGREEMENT

         SECOND AMENDMENT, dated as of November 9, 2000 (the "Second Amendment") to the Rights Agreement dated as of September 4, 1992 and amended March 25, 1996 (the "Rights Agreement"), between Candela Corporation, a Delaware corporation (the "Company"), and Fleet National Bank (formerly The First National Bank of Boston), as Rights Agent (the "Rights Agent").

         WHEREAS, the Board of Directors of the Company has determined that it would be desirable and in the best interests of the Company and its stockholders for the Company to supplement and amend the Rights Agreement in the manner set forth in this Second Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Rights Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, and pursuant to Section 26 of the Rights Agreement, the parties hereby agree as follows:

         1. Section 1(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

                  (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of more than 30% of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, or (v) any person whose ownership of shares in excess of such 30% threshold is the result of action taken solely by the Company provided that such Person shall be an Acquiring Person if thereafter such Person acquires additional shares of voting stock of the Company, except as a result of further corporate action not caused, directly or indirectly, by the Person.

         2. All references in the Rights Agreement to "Continuing Director" or "Continuing Directors" are deleted and replaced with "Director" or "Directors" as appropriate.

         3. Section 1 (o) of the Rights Agreement is amended to read in its entirety as follows: (o) "Director" shall mean any member of the Board, and "Directors" shall mean the members of the Board.

         4. Section 25 of the Rights Agreement is amended to read in its entirety as follows:

                  Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                                  Candela Corporation
                                  530 Boston Post Road
                                  Wayland, MA 01778-1833
                                  Attention:  President

                  Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                                   Fleet National Bank
                                   c/o EquiServe L.P.
                                   150 Royall Street
                                   Canton, MA 02021
                                   Attention: Client Administration

                  Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         5. To delete from Section 23(a)(iii) the phrase "(with the concurrence of a majority of the Continuing Directors)".

         6. To delete from Section 28 in each place that it appears the phrase "(with, where specifically provided for herein, the concurrence of the Continuing Directors)".

         7. The forms of Rights Certificate and Summary of Rights to Purchase Common Stock attached as Exhibits A and B to the Rights Agreement, respectively, are amended to read in their entireties as set forth in the forms of such documents attached hereto and labeled Exhibits A and B, respectively.

         8. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.

         9. The foregoing Amendments shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         10. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


Attest:                                CANDELA CORPORATION


By: /s/ Gordon H. Hayes, Jr.           By:     /s/ F. Paul Broyer
    ------------------------                -------------------------
        Gordon H. Hayes, Jr.                   F. Paul Broyer
        Secretary                              Chief Financial Officer


Attest:                                        FLEET NATIONAL BANK


   By: /s/ Jeffrey Seiders                     By: /s/ Margaret M. Prentice
      ----------------------                       ------------------------
      Name: Jeffrey Seiders                        Name: Margaret M. Prentice
      Title: Account Manager                       Title: Managing Director

                                                                      EXHIBIT A

Certificate No. R-
Rights


                NOT EXERCISABLE AFTER SEPTEMBER 22, 2002 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.005 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. THE RIGHTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN [ACQUIRING] [ADVERSE] PERSON OR AN AFFILIATE OR ASSOCIATE OF AN [ACQUIRING] [ADVERSE] PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCE SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.](1)

                               Rights Certificate

                               CANDELA CORPORATION

         This certifies that ____________________________ , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 4, 1992 (the "Rights Agreement"), as amended, between Candela Corporation, a Delaware

----------------------------
(1) The portion of the legend in brackets shall be inserted only if applicable, shall be modified to apply to an Acquiring Person or an Adverse Person, as applicable, and shall replace the preceding sentence.

corporation (the "Company"), and Fleet National Bank (formerly The First National Bank of Boston) (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (Eastern time) on September 22, 2002 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one fully paid and nonassessable share of common stock, par value $.01 per share (the "Common Stock"), of the Company, at a purchase price of $48.00 per share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of September 22, 1992, based on the Common Stock as constituted at such date.

         As more fully set forth in the Rights Agreement, following the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement), which the Company's Directors (as defined in the Rights Agreement), in their sole discretion, determine is or was involved in or caused or facilitated, directly or indirectly (including through any change in the Board), such Section 11(a)(ii) Event, (ii) a transferee of any such Acquiring Person, Adverse Person, Affiliate or Associate who becomes a transferee after such Acquiring Person, Adverse Person, Affiliate or Associate becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Adverse Person, Affiliate or Associate who becomes a transferee prior to or concurrently with such Acquiring Person or Adverse Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.


                                      -A2-

         The Rights evidenced by this Rights Certificate shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

        This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may (unless the Directors shall have made a determination that a Person is an


                                       -A3-

Adverse Person) be redeemed by the Company at its option at a redemption price of $0.005 per Right at any time prior to the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as defined in the Rights Agreement and as such time period may be extended pursuant to the Rights Agreement), and (ii) the Expiration Date (as defined in the Rights Agreement). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Directors. After the expiration of the redemption period, the Company's right of redemption may be reinstated if either (i) an Acquiring Person reduces his beneficial ownership to less than 10% of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company or (ii) the Board approves the merger of the Company with, or acquisition of the Company by, a Person unrelated to the Acquiring Person, and such reinstatement is approved by the Company's Board of Directors.

         No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


                                      -A4-

         WITNESS the facsimile signature of the proper officer of the Company under seal.

Dated as of __________________ 20__.

                                             CANDELA CORPORATION

                                             By
                                                --------------------------------
                                                Title:

                                             By
                                                --------------------------------
                                                Title:


Countersigned:

FLEET NATIONAL BANK

By
    ------------------------------
    Authorized Signature




                                                -A5-

                                         FORM OF ASSIGNMENT

                          (To be executed by the registered holder if such
                        holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto


-------------------------------------------------------------------------------
                  (Please print name and address of transferee)


-------------------------------------------------------------------------------

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: ________________ , 20__


                                                     --------------------------
                                                            Signature

Signature Guaranteed:







                                       -A6-

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person.



Dated: ______________, 20__          __________________________________________
                                     Signature

Signature Guaranteed:

                                     NOTICE

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.



                                      -A7-

FORM OF ELECTION TO PURCHASE

                 (To be executed if holder desires to exercise
                 Rights represented by the Rights Certificate.)

To:      CANDELA CORPORATION

         The undersigned hereby irrevocably elects to exercise Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number

                              -------------------------------------------------
                             (Please print name and address)


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

        If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


-------------------------------------------------------------------------------
                         (Please print name and address)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


Dated: _____________, 20__


                                    -------------------------------------------
                                    Signature


Signature Guaranteed:


                                       -A8-

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person.


Dated: ________________, 20__       ___________________________________________
                                    Signature

Signature Guaranteed:

                                     NOTICE

         The signature to the foregoing, Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.


                                      - A9-

                                                                       EXHIBIT B


                   SUMMARY OF RIGHTS TO PURCHASE COMMON STOCK


         On September 4, 1992, the Board of Directors of Candela Corporation (the "Company") declared a dividend distribution of one common stock purchase right (a "Right") for each outstanding share of Common Stock of the Company to stockholders of record at the close of business on September 22, 1992. Each Right entitles the registered holder to initially purchase from the Company one share of Common Stock at an initial exercise price of $48.00 per share (the "Purchase Right"), subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement, as amended from time to time (the "Rights Agreement") between the Company and Fleet National Bank (formerly The First National Bank of Boston) as Rights Agent.

         Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following the date on which the Company's chief executive officer becomes aware that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of more than 30% of the outstanding shares of Common Stock (the "Stock Acquisition Date"), (ii) 10 business days following the commencement of a tender offer or exchange offer that may result in a person or group beneficially owning 30% or more of such outstanding shares of Common Stock or (iii) 10 business days after the Directors of the Company shall declare any Person to be an Adverse Person, upon a determination that such person, alone or together with its affiliates and associates, has become the Beneficial Owner of an amount of Common Stock which the Directors determine to be substantial (which amount shall in no event be less than 10% of the shares of Common Stock then outstanding) and a majority of the Directors (with the concurrence of a majority of the Independent Directors) determines, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that (a) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where such directors determine that the best long-term interests of the Company and its stockholders (taking into account any impact on the national security of the United States or the impact on any constituency which applicable law permits directors to consider in discharging their fiduciary duty) would not be served by taking such action or entering into such transaction or series of transactions at that time or
(b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company.

         Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after September 22, 1992 will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on September 22, 2002 unless earlier redeemed by the Company as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

         In the event that the Directors determine that a person is an Adverse Person or, at any time following the Distribution Date, (i) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged, (ii) a Person becomes the beneficial owner of more than 30% of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which the Independent Directors determine to be fair to and otherwise in the best interests of the Company and its stockholders), (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (E.G., a reverse stock split), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. However, Rights are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person or an Adverse Person will be null and void.

         In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger described in the preceding paragraph or a merger which follows an offer described in the preceding paragraph), or (ii) more than 50% of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

         The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly or other periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

         In general, the Company may redeem the Rights in whole, but not in part, at any time until ten days following the Stock Acquisition Date, at a price of $0.005 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Directors. The Company may not redeem the Rights if the Directors have previously declared a person to be an Adverse Person. After the redemption period has expired, the Company's right of redemption may be reinstated if either (i) an Acquiring Person reduces its beneficial ownership to less than 10% of the outstanding shares of Common Stock in a transaction or a series of transactions not involving the Company or (ii) the Board of Directors approves the merger of the Company with, or acquisition of the Company by, a Person unrelated to the Acquiring Person.

         Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.005 per Right redemption price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

         Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the earlier to occur of the determination that a person is an Adverse Person or the Distribution Date. After the earlier of such events, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with other provisions, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person or any Adverse Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-K dated September 4,

1992. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.